Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Aug 31, 2002
Payment Date	Sep 16, 2002

Calculation of Interest Expense

Index (LIBOR)	1.780000%
Accrual end date, accrual beginning date and days in Interest Period	Sep 16, 2002	Aug 15, 2002	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	152,975,430	32,373,449	38,259,531	25,015,847	20,601,286	25,078,540
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.960000%	2.070000%	2.180000%	2.430000%	2.780000%
Interest/Yield Payable on the Principal Balance	266,517	59,567	74,138	54,034	50,908
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	266,517	59,567	74,138	54,034	50,908
Interest/Yield Paid	266,517	59,567	74,138	54,034	50,908

Summary

Beginning Security Balance	152,975,430	32,373,449	38,259,531	25,015,847	20,601,286	25,078,540
Beginning Adjusted Balance	152,975,430	32,373,449	38,259,531	25,015,847	20,601,286
Principal Paid	3,724,459	788,158	931,460	609,031	501,555	671,724
Ending Security Balance	149,250,970	31,585,291	37,328,071	24,406,816	20,099,730	24,468,129
Ending Adjusted Balance	149,250,970	31,585,291	37,328,071	24,406,816	20,099,730
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	149,312,284	31,585,291	37,328,071	24,406,816	20,099,730
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,900,391
Ending OC Amount as Holdback Amount						6,886,919
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2922338	$1.2409823	$0.8237608	$0.9479689	$1.2120969
Principal Paid per $1000	$4.0838371	$16.4199623	$10.3495520	$10.6847602	$11.9417907